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Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

Name                                     State or jurisdiction of incorporation
----                                     --------------------------------------
Picor Corporation                        Delaware, USA
VLT, Inc.                                California, USA
Vicor GmbH                               Germany
Vicor International, Inc.                U.S. Virgin Islands
VICR Securities Corporation              Massachusetts, USA
Vicor France SARL                        France
Vicor Italy SRL                          Italy
Vicor Hong Kong Ltd.                     Hong Kong
Vicor U.K. Ltd.                          United Kingdom
Vicor B.V.                               Netherlands
Vicor Japan Company, Ltd.                Japan
Vicor Development Corporation            Delaware, USA
     Aegis Power Systems, Inc.           Delaware, USA
     Mission Power Systems, Inc.         Delaware, USA
     Northwest Power Integration, Inc.   Delaware, USA
     Converpower Corporation             Delaware, USA
     Freedom Power Systems, Inc.         Delaware, USA